Exhibit 10.2
FORM OF INVESTOR PURCHASE AGREEMENT
June 19, 2008
INX Inc.
6401 Southwest Freeway
Houston, TX 77074
Ladies and Gentlemen:
     Each of the undersigned entities set forth on Schedule I hereto (each, the “Investor”), hereby confirms and agrees with you, with respect to itself, as follows:
     1. This Purchase Agreement (the “Agreement”) is made as the date hereof between INX Inc., a Delaware corporation (the “Company”), and the Investor that is a signatory to this Agreement.
     2. The Company has authorized the sale and issuance of 900,000 shares of its common stock (the “Shares”), par value $0.01 per share (the “Common Stock”), to certain investors (the “Offering”), as more fully described in that certain Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof by and between the Company and Raymond James & Associates, Inc. (the “Placement Agent”), a copy of which has been furnished to the Investor. All defined terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Placement Agency Agreement.
     3. Subject to execution by the Company and the Placement Agent of the Placement Agency Agreement and delivery of the Pricing Disclosure Materials, the Company and the Investor agree that such Investor will purchase from the Company and the Company will issue and sell to such Investor the number of shares of Common Stock set forth opposite such Investor’s name on Schedule I hereto, at a purchase price of $11.00 per share, pursuant and subject to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount. Shares will be credited to the Investor using customary book-entry procedures.
     4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) except as set forth on Schedule II hereto, neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a, and it has no direct or indirect affiliation or association with any, FINRA member as of the date hereof.
     5. The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the Registration Statement and any Issuer Free Writing Prospectus, and that it was able to read, review, download and print each such filing.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Name of Investor:

By:

Name:

Title:

INX INC.

By:

Name:

Title: